UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2006 (September 1,
2006)


                           East Delta Resources Corp.
             (Exact name of registrant as specified in its charter)


             Delaware                     0-32477               98-0212726
   (State or other jurisdiction         (Commission           (IRS Employer
         of incorporation)              File Number)        Identification No.)


447 St. Francis-Xavier Street, Suite 600, Montreal, Quebec, Canada      H2Y 2T1
              (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (514) 845-6448


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))w

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


On August 1, 2006, David Bikerman was named President and member of the Board of the registrant, effective as of September 1, 2006.

At the same time the Board accepted the resignation of Mr. Victor Sun from the office of President. He will remain as Chief Executive Officer and member of the Board.

David Bikerman is a mining engineer trained in all aspects of mining enterprises from exploration through operation in the boardroom. Mr. Bikerman has significant experience in China as President and CEO of Sino Silver Corp., a mining exploration and development company on mainland China. He has consulted to the mining industry in financial modeling; exploration and geologic model preparation; geo-statistical and reserve analyses; environmental plans; project feasibility, design and management.

David Bikerman has built gold mines worldwide, including ten years of experience in Central America where he guided technical analysis, project design, engineering and overseeing the construction of many gold mining projects. Previous experience also includes Behre Dolbear & Co., the United Nations Development Project (UNDP) in New York as a consultant, Consolidation Coal Company,and the Mathies Mine in Cannonsburg, Pennsylvania.

Mr. Bikerman holds three degrees in mining engineering. He earned the degrees of Engineer of Mines (1995) and Master of Science in mining engineering (1985) from the Henry Krumb School of Mines at Columbia University in New York, as well as a Bachelors of Science in mining engineering (1981) from the University of Pittsburgh

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 8, 2006


                                                 EAST DELTA RESOURCES CORP.



                                                 By: /s/ Victor I.H. Sun
                                                     -------------------
                                                     Victor I.H. Sun CEO